                                                                    EXHIBIT 99.6

                            ELECTION BY SHAREHOLDERS
                                       OF

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                  IN CONNECTION WITH THE MERGER WITH AND INTO

                                   AIGF, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                       AMERICAN INTERNATIONAL GROUP, INC.

                                                                January 30, 1998

To Our Clients:

     Enclosed for your consideration is an Election Form and Letter of Transmittal (the "Election Form") relating to the proposed merger ("Merger") of American Bankers Insurance Group, Inc. ("American Bankers"), a Florida corporation, with and into AIGF, Inc. ("AIGF"), a Florida corporation and wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ("AIG"), pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 21, 1997, as amended and restated as of January 7, 1998, and as amended by Amendment No. 1 thereto dated as of January 28, 1998, among American Bankers, AIG and AIGF.

     Pursuant to the terms of the Merger Agreement, and subject to the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated January 30, 1998, relating to the Merger (the "Proxy Statement"), holders of American Bankers common stock, par value $1.00 per share ("Common Stock"), may elect (an "Election") to have all or a portion of their shares of Common Stock converted into the right to receive (i) $47.00 in cash, without interest, subject to a maximum number of shares of Common Stock that can be converted into cash (the "Cash Election Merger Consideration") and/or (ii) a portion of a share of AIG common stock, par value $2.50 per share ("AIG Common Stock"), with a value of $47.00 (as determined based on the average of the closing prices per share of AIG Common Stock as reported on the New York Stock Exchange composite transactions reporting system for the ten trading days ending on the third trading day prior to the date of the consummation of the Merger), subject to AIG's right, in certain circumstances and subject to certain limitations, to pay a portion of such consideration in cash in lieu of AIG Common Stock (the "Stock Election Merger Consideration"). IF A HOLDER OF SHARES OF COMMON STOCK DOES NOT SUBMIT AN EFFECTIVE ELECTION FORM TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "EXCHANGE AGENT") AT ITS DESIGNATED OFFICE BY 5:00 P.M. NEW YORK CITY TIME, ON THE THIRD TRADING DAY PRIOR TO THE DATE OF THE CONSUMMATION OF THE MERGER (THE "ELECTION DEADLINE"), SUCH HOLDER SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE NON-ELECTION MERGER CONSIDERATION (AS DEFINED IN THE MERGER AGREEMENT). THE ELECTION DEADLINE WILL NOT OCCUR ANY EARLIER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 1998. AIG WILL PUBLICLY ANNOUNCE THE ELECTION DEADLINE NOT LATER THAN 10:00 A.M. ON THE TRADING DAY PRECEDING THE DATE ON WHICH THE ELECTION DEADLINE WILL OCCUR.

     We are (or our nominee is) the holder of record of the Common Stock held by us for your account. AN ELECTION WITH REGARD TO SUCH COMMON STOCK CAN ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ELECTION FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO MAKE AN ELECTION BASED UPON COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to make an Election on your behalf for any of the Common Stock held by us for your account, upon the terms and conditions as set forth in the Proxy Statement.

     Your instructions should be forwarded to us in ample time to permit us to submit an Election Form on your behalf prior to the Election Deadline.

     If you wish to have us make an Election on your behalf for any of the Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. An envelope to return your instructions to us is enclosed.

                        INSTRUCTION WITH RESPECT TO THE
                            ELECTION BY SHAREHOLDERS
                                       OF

                     AMERICAN BANKERS INSURANCE GROUP, INC.

     The undersigned acknowledges receipt of your letter dated January 30, 1998, the enclosed Election Form and Letter of Transmittal and the Proxy Statement (all defined terms used herein have the meanings ascribed to them in your aforementioned letter).

     This will instruct you to make the Election as set forth below for the shares of Common Stock which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Proxy Statement.

   Number of shares for which the undersigned instructs you to make an election of Cash Election

   Merger Consideration:
   --------------------------------------------------------------------------

   Number of shares for which the undersigned instructs you to make an election of Stock Election

   Merger Consideration:
   --------------------------------------------------------------------------

   Date:

   --------------------------------------------------------------------------,
   1998

   THE UNDERSIGNED IS AWARE THAT IF NO ELECTION IS MADE FOR EITHER CASH ELECTION MERGER CONSIDERATION OR STOCK ELECTION MERGER CONSIDERATION, THE UNDERSIGNED WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE NON-ELECTION MERGER CONSIDERATION (AS DEFINED IN THE MERGER AGREEMENT).

                                   SIGN HERE

   Signature(s):
   --------------------------------------------------------------------------

   Print or Type Name(s):
   --------------------------------------------------------------------------

   Print or Type Address(s):

 -------------------------------------------------------------------------------

   Area Code and Telephone Number(s):
   -----------------------------------------------------------------

   Taxpayer Identification or Social Security Number(s):
   -------------------------------------------------

                                        2